UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 27, 2007
RARE Hospitality International, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-19924	58-1498312

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8215 Roswell Road, Bldg. 600, Atlanta, GA 30350
(Addresses of Principal Executive Offices, including Zip Code)
(770) 399-9595
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     In furtherance of its previously announced decision to exit its Bugaboo Creek Steak House business, on February 27, 2007, RARE Hospitality International, Inc. (the “Company”) entered into a definitive agreement with Bugaboo Creek Acquisition LLC (the “Purchaser”), a wholly-owned subsidiary of Charlie Brown’s Acquisition Corp. (“Charlie Brown’s”) and, solely with respect to certain provisions thereof, Charlie Brown’s and its parent, CB Holding Corp., for the sale to the Purchaser of the Company’s Bugaboo Creek Steak House concept, including 30 existing restaurants. The purchase price is $28,000,000, payable in cash at closing and the Purchaser will assume certain obligations related to the concept. The Transaction will consist of the transfer of the outstanding stock of certain of the Company’s subsidiaries, the assignment or subleasing of certain of the restaurants involved and the sale of other assets. The Agreement provides that the closing of the transaction is subject to certain conditions, including among others the closing of Charlie Brown’s financing for the transaction and refinancing of its current indebtedness pursuant to commitment letters delivered to the Company, obtaining consents necessary for the transaction, the identification and resolution of any environmental conditions existing at the restaurants and other conditions specified in the Agreement. The Agreement contains customary covenants of the parties to use commercially reasonable efforts to satisfy the conditions to closing the transaction and with respect to the operation of the business pending closing.
     The Agreement contains representations, warranties and indemnities by the Company and the Purchaser that are typical for transactions of this type, which representations and warranties are made solely for purposes of the Agreement and are subject to important qualifications and limitations agreed to in connection with negotiating the Agreement.
     Other than the Agreement, there is no material relationship between the Company or any of its affiliates and the Purchaser, Charlie Brown’s or CB Holding Corp.
     The foregoing description of the Agreement and related transactions is not complete and is qualified in its entirety by reference to the Agreement, filed hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed as part of this Report on Form 8-K.

Exhibit Number	Description
10.1
Purchase Agreement by and among RARE Hospitality International, Inc., Bugaboo Creek Acquisition, LLC, and solely with respect to their obligations pursuant to Articles X, XII and XIII (including Section 13.18), CB Holding Corp. and Charlie Brown’s Acquisition Corp., dated as of February 27, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARE HOSPITALITY INTERNATIONAL, INC.
/s/ W. Douglas Benn
	Name:	W. Douglas Benn
Date: March 5, 2007	Title:	Executive Vice President, Finance and Chief Financial Officer